UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ManTech International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12015 Lee Jackson Highway

Fairfax, VA 22033-3300

April 29, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of ManTech International Corporation, which will be held at The Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, VA 22033, on Wednesday, June 8, 2005, at 11 a.m. (EDT).

We have provided details of the business to be conducted at the meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.

Your participation is important, regardless of the number of shares you own. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning our voting procedures in the accompanying materials.

We look forward to seeing you at the meeting.

Sincerely,

George J. Pedersen

Chairman of the Board and Chief Executive Officer

12015 Lee Jackson Highway

Fairfax, VA 22033-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2005

The 2005 Annual Meeting of Stockholders (the Annual Meeting) of ManTech International Corporation, a Delaware corporation (the Company), will be held at The Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, VA 22033, on Wednesday, June 8, 2005, at 11 a.m. (EDT), for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect eight (8) persons as directors of the Company, each to serve for a term of one (1) year, or until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has set April 15, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be made available for examination by our stockholders, for any purpose germane to the Annual Meeting, during the ten (10) days prior to the Annual Meeting, between the hours of 9 a.m. and 5 p.m. (EDT), at the offices of the Company at 12015 Lee Jackson Highway, Fairfax, VA 22033-3300. We will also produce the stockholder list at the Annual Meeting, and you may inspect it at any time during the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the accompanying reply envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.

The accompanying proxy statement and form of proxy are first being sent or given to our stockholders on or about April 29, 2005.

By Order of the Board of Directors

George J. Pedersen

Chairman of the Board and Chief Executive Officer

Fairfax, Virginia

April 29, 2005

IT IS IMPORTANT THAT YOU COMPLETE AND RETURN

THE ENCLOSED PROXY CARD PROMPTLY

12015 Lee Jackson Highway

Fairfax, VA 22033-3300

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of ManTech International Corporation (the Board) solicits the accompanying proxy to be voted at the 2005 Annual Meeting of Stockholders (the Annual Meeting) to be held on Wednesday, June 8, 2005, at 11 a.m. (EDT), at The Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, VA 22033, and at any adjournments or postponements thereof. In this proxy statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “the Company” or “ManTech,” we are describing ManTech International Corporation.

The mailing address of our principal executive offices is 12015 Lee Jackson Highway, Fairfax, VA 22033-3300. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being sent or given to our stockholders on or about April 29, 2005.

PURPOSES OF THE MEETING

At the Annual Meeting, we will ask you to consider and act upon the following matters:

1.	The election of eight (8) persons as directors of the Company, each to serve for a term of one (1) year, or until their respective successors shall have been duly elected and qualified;

2.	The ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

GENERAL INFORMATION

Record Date and Shareholders Entitled to Vote

Record Date.    Our Board has fixed the close of business on April 15, 2005 as the record date for purposes of determining stockholders entitled to receive notice of and to vote at the Annual Meeting (the Record Date). Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting.

Our Common Stock.    We have two classes of outstanding stock: our Class A Common Stock and our Class B Common Stock. As of April 5, 2005, a total of 32,635,747 shares were outstanding: 17,570,454 shares of Class A Common Stock and 15,065,293 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock they hold on the Record Date. Holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock they hold on the Record Date.

Stockholder List.    We will make a complete list of stockholders eligible to vote at the Annual Meeting available for examination during the ten (10) days prior to the Annual Meeting. During such time, you may visit us at our principal executive offices during ordinary business hours to examine the stockholder list for any purpose germane to the Annual Meeting.

Voting Requirements and Other Matters

Quorum.    The holders of a majority in voting power of the common stock entitled to vote at the Annual Meeting must be present, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. In accordance with Delaware law, we will count abstentions and broker non-votes for the purpose of establishing a quorum.

Broker Non-Votes.    A broker non-vote occurs when a stockholder that owns shares in “street name” through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or when the nominee otherwise fails to vote the shares.

How to Vote Your Shares.    Your shares cannot be voted at the Annual Meeting unless you are present either in person or by proxy. If you vote by mail and return a complete, signed and dated proxy card, your shares will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box and following the other instructions on the proxy card. With respect to the election of directors, you may (i) vote “For” all of the nominees, or (ii) “Withhold Authority” with respect to some or all of nominees. On all other matters, you may (i) vote “For” a proposal, (ii) vote “Against” a proposal, or (iii) “Abstain” from voting on a proposal. If you vote by mail and you return a proxy card that is not signed, then your vote cannot be counted. If the returned proxy card is signed and dated, but you do not specify voting instructions, your shares will be voted “For” each proposal, in accordance with the Board’s recommendations.

Voting ESOP Shares.    Stockholders who are current or former employees participating in our Employee Stock Ownership Plan (ESOP) and have shares of our stock allocated to their account as of the Record Date have the right to direct Fidelity Management Trust Company, the plan trustee, how to vote those shares. Fidelity Management Trust Company will vote the shares allocable to each participant’s account in accordance with the participant’s instructions. If the participant does not send instructions in a proper manner, or if the instructions are not timely received, the trustee will vote the shares allocable to the participant’s account “For” each proposal, in accordance with the Board’s recommendations.

Vote Required—Election of Directors.    If a quorum is present, the eight (8) nominees for director who receive a plurality of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Because a plurality vote is required, broker non-votes will not affect the outcome of the vote on this matter—they are treated as neither votes for nor votes against the election of directors.

Vote Required—Ratification of Auditors.    If a quorum is present, the ratification of the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2005 requires at least a majority of the votes cast at the Annual Meeting, either in person or by proxy. Abstentions will have the same effect as a vote against this proposal, because abstentions on this proposal, although treated as present and entitled to vote for purposes of determining the total pool of votable shares, do not contribute to the affirmative votes that are needed to approve the proposal. Broker non-votes, however, are excluded from the pool of votable shares, and because they will be treated as unvoted for purposes of this proposal, will have the effect of neither a vote for nor a vote against the ratification of Deloitte & Touche LLP to serve as our independent auditors.

Other Business at the Meeting.    We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, George J. Pedersen and Robert A. Coleman, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.

Ownership by Insiders.    As of April 5, 2005, our directors and executive officers beneficially owned an aggregate of 15,254,701 shares of Class A Common Stock and Class B Common Stock (such number includes shares of common stock that may be issued upon exercise of outstanding options and warrants that are currently exercisable or that may be exercised prior to June 4, 2005), which constitutes approximately 46.7% of our outstanding common stock and 89.7% of the voting control of common stock entitled to vote at the Annual Meeting.

Tabulation of Votes.    Ms. Maureen Crystal, our Executive Director of Investor Relations, has been appointed inspector of elections for the Annual Meeting. Ms. Crystal will separately tabulate the affirmative votes, negative votes, abstentions and broker non-votes with respect to each of the proposals.

Announcement of Voting Results.    We will announce preliminary voting results at the Annual Meeting. We will disclose the final results in the first quarterly report on Form 10-Q that we file with the Securities and Exchange Commission (SEC) after the Annual Meeting.

Revoking Your Proxy.    If you execute a proxy pursuant to this solicitation, you may revoke it at any time prior to its exercise by doing any one of the following:

•	delivering written notice to our Corporate Secretary at our principal executive offices;

•	executing and delivering a proxy bearing a later date to our Corporate Secretary at our principal executive offices; or

•	voting in person at the Annual Meeting.

To be effective, our Corporate Secretary must actually receive your notice or later-dated proxy before the Annual Meeting, or the Inspector of Elections must receive it at the Annual Meeting prior to the vote. Please note, however, that your attendance at the Annual Meeting without further action on your part will not automatically revoke your proxy.

Solicitation.    The Board is making this solicitation of proxies on our behalf. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by personal interview, telephone, email or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

We will request that brokerage houses and other custodians, nominees and fiduciaries forward our solicitation materials to beneficial owners of our common stock that is registered in their names. We will bear all costs associated with preparing, assembling, printing and mailing this proxy statement and the accompanying materials, the cost of forwarding our solicitation materials to the beneficial owners of our common stock, and all other costs of solicitation.

PROPOSAL 1—ELECTION OF DIRECTORS

General Information

During 2004, the Board held 14 meetings. Our Board is currently comprised of eight (8) members. Each current member’s term expires at the Annual Meeting (subject to the election and qualification of his successor, or his earlier death, resignation or removal).

The Board has nominated each of the eight (8) persons named below to serve as a director until the 2006 Annual Meeting of Stockholders (or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal). Each nominee is a current member of the Board, has agreed to stand for election and serve if elected, and has consented to be named in this proxy statement.

Substitute Nominees

If, at the time of or prior to the Annual Meeting, any nominee is unable to be a candidate when the election takes place, or otherwise declines to serve, the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate that any nominee will be unable to be a candidate for election or will otherwise decline to serve.

Vacancies

Under our Amended and Restated Bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors or vacancies created by the resignation of a director. Any nominee so elected and appointed by the Board would hold office for the remainder of the term of office of all directors, which term expires annually at our annual meeting of stockholders.

Information Regarding the Nominees for Election as Directors

The name of each nominee for election as director, and certain additional information with respect to each nominee concerning his principal occupation, other affiliations and business experience during the last five years, are set forth below.

Nominees for Election as Director

Name	Age	Director Since	Committees

George J. Pedersen	69	1968	Executive (Chair)

Barry G. Campbell	63	2002	Audit (Chair), Compensation, Executive, Nominations, and Retirement Plan

Walter R. Fatzinger, Jr.	62	2002	Audit, Compensation (Chair), Executive, and Retirement Plan (Chair)

David E. Jeremiah	71	2004	Compensation

Richard J. Kerr	69	2002	Audit and Nominations

Stephen W. Porter	65	1991	Nominations (Chair)

Ronald R. Spoehel	47	2004	None

Dr. Paul G. Stern	66	2004	Audit

George J. Pedersen.    Mr. Pedersen has served as a director of ManTech since 1968. Mr. Pedersen serves as co-founder, Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Pedersen was appointed Chairman of the Board of Directors in 1979, adding the position of Chief Executive Officer in 1995. Mr. Pedersen was also President of the Company from 1995 until 2004. Mr. Pedersen has served on the board of directors of GSE Systems, Inc. since 1994 and was an executive employee of GSE from 1999 to 2002. Mr. Pedersen is chairman of the board of directors for the Institute for Scientific Research, Inc., a not-for-profit corporation that performs research and advanced development of software and related technologies, including research for NASA. Mr. Pedersen is on the board of directors of the National Defense Industrial Association, the Institute for Scientific Research, Inc., and the Association For Enterprise Integration.

Barry G. Campbell.    Mr. Campbell has served as a Director of ManTech since 2002. From 1999 to 2001, Mr. Campbell served as a director, President and Chief Executive Officer of Allied Aerospace Industries, Inc., a Virginia-based aerospace and defense engineering firm. From 1993 to 1998, Mr. Campbell served as a Vice President of Tracor, Inc. and from 1997 to 1998 served as Chairman and Chief Executive Officer of Tracor’s subsidiary, Tracor Systems Technologies, Inc.

Walter R. Fatzinger, Jr.    Mr. Fatzinger has served as a Director of ManTech since 2002. Mr. Fatzinger joined ASB Capital Management, Inc., an asset management firm, in February 1999 and currently serves as Vice Chairman and director of the firm. Mr. Fatzinger served as Executive Vice President of Chevy Chase Bank, F.S.B., the parent of ASB Capital Management, Inc., from 1999 to 2002. Mr. Fatzinger currently serves on the board of directors of Optelecom Inc., a Nasdaq-listed company and a manufacturer of communications products that transport data, video and audio over the internet and fiber-optic cable.

Admiral David E. Jeremiah, USN Ret.    Admiral Jeremiah has served as a Director of ManTech since 2004. From 1994 to 2004, Adm. Jeremiah served on our Advisory Board. Since 1994, Admiral Jeremiah has served as Partner and President of Technology Strategies & Alliances Corporation, a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications, and electronics industries. Admiral Jeremiah serves on the board of directors for Alliant Techsystems, Inc., a NYSE-listed company that supplies aerospace and defense products to the government, and Todd Shipyards Corporation, a NYSE-listed company engaged in shipbuilding, ship overhaul, conversion and repair in the United States. During his military career, Adm. Jeremiah earned a reputation as an authority on strategic planning, financial management and the policy implications of advanced technology. From 1990 to 1994, Adm. Jeremiah served as Vice Chairman of the Joint Chiefs of Staff for Generals Powell and Shalikashvili.

Richard J. Kerr.    Mr. Kerr has served as a Director of ManTech since 2002. From 1994 to 2002, Mr. Kerr served as Chairman of our Advisory Board. Mr. Kerr currently is a member of the President’s Commission on Intelligence Reform. From 1996 to 2001, Mr. Kerr served as President of the Security Affairs Support Association, an organization composed of government and industry members that is focused on national security policy. Prior to that, Mr. Kerr worked at the Central Intelligence Agency for 32 years, including serving as Deputy Director for Central Intelligence.

Stephen W. Porter.    Mr. Porter has served as a Director of ManTech since 1991. Mr. Porter is a partner at the law firm of Arnold & Porter where he has practiced law since June 1993, focusing on real estate, tax and corporate law. Mr. Porter became a certified public accountant in 1961. Mr. Porter currently serves on the board of directors of the Greater Washington Board of Trade and the District of Columbia Chamber of Commerce. From 1992 to 1994, he served as a member of the Advisory Board of the Center for Strategic and International Studies, a non-partisan public policy institute.

Ronald R. Spoehel.    Mr. Spoehel has served as a Director of ManTech since 2004. Mr. Spoehel currently serves as Executive Vice President and Chief Financial Officer of the Company. Prior to joining us in June 2003, he served as Chairman of Alpine Partners, LLC, a private investment advisory firm he founded in 2002. From 2000 to 2002, he served as director and Chief Executive Officer of Optinel Systems, Inc., an optical communications equipment company. From 1994 to 2000, Mr. Spoehel served as Vice President—Corporate Development, of Harris Corporation, a NYSE-listed global communications equipment and defense electronics company. From 1990 to 1994, he served as Senior Vice President of ICF Kaiser International Inc., a NYSE-listed company with global operations, in a variety of general management roles. Prior to 1990, he served as Vice President, Investment Banking of Lehman Brothers and as Vice President of Bank of America.

Dr. Paul D. Stern.    Dr. Stern has served as a Director of ManTech since 2004. He is a partner and co-founder of each of Thayer Capital Partners and Arlington Capital Partners, private investment companies. He is also the chairman of Claris Capital Partners, a Virginia-based investment bank. Prior to joining Thayer he was a Special Limited Partner with Forstmann, Little & Company from 1993 through 1995. From 1989 to 1993, Dr. Stern served as the Chairman and Chief Executive Officer of Northern Telecom Limited. In 1981 Dr. Stern joined Burroughs Corporation (later Unisys) and rose to become President and Chief Operating Officer. During his tenure, from 1981 to 1987, the company tripled its sales, increased the market value of its equity from $1.4 billion to $5 billion, and made several strategic acquisitions which led to the formation of Unisys. He came to Burroughs-Unisys from Rockwell International Corporation, where he served as Corporate Vice President, and President, Commercial Electronics Operations. Before joining Rockwell, Dr. Stern served as the Chairman and Chief Executive Officer of Braun AG in Germany, and held numerous senior management positions with IBM. He currently serves on the board of directors of Whirlpool Corporation, a NYSE-listed manufacturer and marketer of major home appliances, and Dow Chemical Company, a NYSE-listed provider of chemical, plastic and agricultural products and services.

The Board recommends that you vote “FOR” the election of each of the director nominees listed above. All proxies executed and returned will be voted “FOR” all of the director nominees unless the proxy specifies otherwise.

Corporate Governance

Independence of Directors

The Board is comprised of a majority of directors who are independent from management. Each of our Audit Committee, Compensation Committee and Nominations Committee consists entirely of independent directors.

The Board has conducted an evaluation of director independence, based on the marketplace rules and listing standards of The Nasdaq Stock Market, Inc. (Nasdaq) and the applicable rules and regulations of the Securities and Exchange Commission (SEC). In connection with this review, the Board evaluated any banking, commercial, charitable, familial and other relationships of each director, including those relationships that are described under the caption “Certain Relationships and Related Transactions” in this proxy statement, in order to determine that our independent directors do not have relationships that could impair their independence. As a result of this evaluation, the Board has affirmatively determined that each of Messrs. Campbell, Jeremiah, Fatzinger, Kerr, Porter and Stern is “independent” within the meaning of the Nasdaq listing standards and SEC rules and regulation. The Board determined that Mr. Pedersen, our Chairman and Chief Executive Officer, and Mr. Spoehel, our Executive Vice President and Chief Financial Officer, are not independent.

Additionally, in connection with its evaluation, the Board has determined that each member of our Audit Committee and our Compensation Committee is independent, as director independence is specifically defined with respect to Audit Committee members and Compensation Committee members under the Nasdaq listing standards and applicable SEC rules and regulations, as further explained below.

Communication with Directors

We believe that it is important for our stockholders to be able to communicate their concerns to our Board. Stockholders may correspond with any director, committee member, or the Board of Directors generally by writing to the following address: ManTech International Corporation Board of Directors, 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, Attention: Jo-An Free, Corporate Secretary. Please specify to whom your correspondence should be directed. Our Corporate Secretary has been instructed to promptly forward all correspondences to the relevant director, committee member, or the full Board of Directors, as indicated in your correspondence.

Director Attendance at Annual Meeting of Stockholders

We invite all of our directors to attend our annual meeting of stockholders, and we strongly encourage all of them to do so. In furtherance of this policy, we have scheduled one of our regularly scheduled Board meetings on the same day as the Annual Meeting. In 2004, all but one (1) of our directors attended our annual meeting of stockholders.

Code of Ethics

In November 2004, we revised our Standards of Ethics and Business Conduct, which sets forth the policies comprising our code of conduct. Our policies satisfy the SEC’s requirements for a “code of ethics” applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as Nasdaq’s requirements for a code of conduct applicable to all directors, officers and employees. Among other principles, our Standards of Ethics and Business Conduct includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with (and reporting violations of) such standards. A copy of our Standards of Ethics and Business Conduct is available on the Corporate Governance page on our website: www.mantech.com. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules.

Attendance at Board and Committee Meetings

During 2004, each of our directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (during the period that such person served as a director or member of the committee, as applicable).

Committees of the Board of Directors

The Board currently has a standing Audit Committee, Compensation Committee, Nominations Committee, Retirement Plan Committee, and Executive Committee. The Board may establish other committees from time to time.

Audit Committee

We have a separately designated standing Audit Committee that was established in accordance with applicable provisions of the Securities Exchange Act of 1934, as amended (Exchange Act). All of our Audit Committee members have a working familiarity with basic finance and accounting practices. During 2004, the Audit Committee held 14 meetings. The Audit Committee is currently comprised of four (4) directors: Messrs. Campbell, Fatzinger, Kerr and Stern. Mr. Campbell serves as Chairman of the Audit Committee.

The Board annually reviews the qualifications of our Audit Committee members in light of the Nasdaq listing standards’ definition of independence for audit committee members and applicable SEC rules and regulations. For 2005, the Board has determined that each member of the Audit Committee is independent, within the meaning of the Nasdaq listing standards and applicable SEC rules and regulations.

The Board has also determined that the Company has at least one (1) audit committee financial expert serving on the Audit Committee. The Board has identified Mr. Campbell as a member of the Audit Committee who (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee, and (ii) satisfies the financial sophistication requirement of the Nasdaq listing standards. Mr. Campbell is independent from management, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

The primary function of the Audit Committee is to oversee the integrity of our financial statements, our accounting and financial reporting processes, and audits of our financial statements. The Audit Committee further assists the Board in discharging its oversight responsibilities relating to: (i) our compliance with legal and regulatory requirements; (ii) our auditor’s qualifications and independence; (iii) the performance of our independent auditor; (iv) the performance of our internal audit function; and (v) our system of disclosure controls and procedures, internal control over financial reporting, and compliance with our ethical standards.

Among its authority and responsibilities, the Audit Committee:

•	has the sole authority to appoint, replace, compensate, and oversee our independent auditor;

•	pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor;

•	reviews (and, as applicable, recommends to the Board approval of) financial, MD&A and other disclosure in our periodic filings and quarterly earnings releases;

•	reviews our internal control systems, audit functions, financial reporting processes and methods of monitoring compliance with regulatory matters;

•	provides a direct and open avenue of communication among the independent auditor, management, internal auditing department and the Board;

•	reviews significant accounting and reporting issues;

•	makes reports and recommendations to the Board and our stockholders, as necessary under SEC rules, or as otherwise within the scope of its functions; and

•	oversees and, where appropriate, reports to the Board on the Audit Committee’s review of, and response to, any government audit, inquiry or investigation, as the Audit Committee determines to be appropriate.

A more detailed discussion of the Audit Committee’s composition, purpose, objectives, authority and responsibilities can be found in our Fourth Amended and Restated Audit Committee Charter, adopted by the Board on April 15, 2005 (the Audit Committee Charter). A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A. We have also made the Audit Committee Charter available on the Corporate Governance page on our website: www.mantech.com.

Compensation Committee

We have a standing Compensation Committee, which is currently comprised of three (3) directors: Messrs. Fatzinger, Campbell and Jeremiah. Mr. Fatzinger serves as chairman of the Compensation Committee. All members of the Compensation Committee are “independent” directors, within the meaning of applicable Nasdaq listing standards and SEC rules and regulations. All committee members also qualify as “non-employee directors” under Section 16 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code. During 2004, the Compensation Committee held five (5) meetings.

The primary function of the Compensation Committee is to review, determine and approve, on behalf of the Board, (i) all forms of compensation and remuneration provided to the Company’s executive officers and directors, and (ii) stock and equity compensation provided to all employees.

Among others, the Compensation Committee’s responsibilities include:

•	determining the compensation to be paid to the CEO and our other executive officers;

•	where appropriate, reviewing and approving goals related to executive compensation packages, establishing procedures for evaluating executive performance, annually evaluating executive performance, and annually reviewing and setting executive base salaries and other forms of executive compensation;

•	evaluating the total compensation paid to our executive officers;

•	making recommendations to the Board with respect to director compensation; and

•	making grants under, interpreting, overseeing and otherwise administering the Company’s Management Incentive Plan.

A more detailed discussion of the Compensation Committee’s composition, purpose, authority and responsibilities can be found in our Amended and Restated Compensation Committee Charter, adopted by the Board on February 22, 2005 (the Compensation Committee Charter). A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix B. We have also made the Compensation Committee Charter available on the Corporate Governance page on our website: www.mantech.com.

The Compensation Committee has also adopted, and will annually review and assess the adequacy of, a compensation philosophy, which articulates the core principles of the compensation programs for our executives. This compensation philosophy is further described in the Report of the Compensation Committee, included in this proxy statement.

Nominations Committee

We have a standing Nominations Committee, which is currently comprised of three (3) directors: Messrs. Porter, Campbell and Kerr. Mr. Porter serves as chairman of the Nominations Committee. All members of the Nominations Committee are “independent” directors, within the meaning of applicable Nasdaq listing standards and SEC rules and regulations. During 2004, the Nominations Committee held five (5) meetings.

The primary function of the Nominations Committee is to identify individuals qualified to become members of the Board and recommend persons for the Board to select as nominees for election to the Board.

Among others, the Nominations Committee’s responsibilities include:

•	identifying new director candidates, consistent with criteria approved by the Board;

•	reviewing and evaluating any director nominations submitted by our stockholders; and

•	evaluating incumbent directors for re-election to the Board.

A more detailed discussion of the Nominations Committee’s composition, purpose, authority and responsibilities can be found in our Nominations Committee Charter, approved by the Board on June 23, 2004 (the Nominations Committee Charter). A copy of the Nominations Committee Charter is attached to this proxy statement as Appendix C. We have also made the Nominations Committee Charter available on the Corporate Governance page on our website: www.mantech.com.

The Nominations Committee has adopted a policy regarding the consideration of director candidates recommended by our stockholders (the Nominations Policy). The Nominations Policy describes the circumstances pursuant to which the Nominations Committee will consider Board candidates recommended by our stockholders. The Nominations Policy also describes the procedures to be followed by such stockholders in submitting their recommendations. We have made the Nominations Policy available on the Board Committees page on our website: www.mantech.com.

Generally, the Nominations Committee will consider candidates recommended by stockholders who beneficially own at least 1% of our outstanding stock at the time of recommendation (a Qualifying Stockholder). Qualifying Stockholders wishing to recommend candidates to the Nominations Committee may do so by submitting a completed Stockholder Recommendation of Candidate for Director Form (Recommendation Form), which is available for download via hyperlink on the Nominations Policy on our website.

The Nominations Committee generally employs the same evaluation process for all potential director nominees; however, with respect to candidates recommended by Qualifying Stockholders, the Nominations Committee will seek and consider information concerning the relationship between the candidate and the Qualifying Stockholder to ensure that the candidate can effectively represent the interests of all stockholders. The Nominations Committee evaluates all potential director nominees against an established set of qualifications, requirements and other desired criteria that have been approved by the Board. A standard vetting process, which includes interviews of the candidate and/or the candidate’s references, a conflicts check, an evaluation of potential board committee service, and an analysis of the candidate skills in the context of the current composition of the Board, is followed irrespective of the source of the candidate.

In evaluating new director candidates, the Nominations Committee may consider the integrity, character, judgment and skill of the candidate, as well as the interplay of the candidate’s experience and skills with those of the other Board members. Specifically, the Nominations Committee may consider some or all of the following factors: the candidate’s familiarity with financial and accounting practices; demonstrated understanding of the fiduciary responsibilities of a director of a public company; industry knowledge; understanding of budgetary and other federal government processes; prior senior management experience; and ability and willingness to devote adequate time to Board and/or committee activities.

Qualifying Stockholders wishing to recommend a nominee for election as director at the next annual meeting of stockholders must submit their completed Recommendation Form at least 120 days in advance of the one-year anniversary of the date of this proxy statement. The Nominations Committee will only evaluate a candidate if he or she has indicated a willingness to serve as a director and cooperates with the evaluation process.

The Nominations Committee generally identifies and attracts candidates through its own efforts, and it believes that this method has been effective. However, if in the future the Board believes it is in the best interest of ManTech to use the services of consultants or a search firm to assist with the identification and selection process, it will do so.

Retirement Plan Committee

We currently have a standing Retirement Plan Committee, which was formed for the purpose of overseeing the administration of our 401(k) plan. Currently, the Retirement Plan Committee is comprised of two (2) directors: Messrs. Fatzinger and Campbell. Mr. Fatzinger serves as chairman of the Retirement Plan Committee. In 2004, the Retirement Plan Committee held 15 meetings.

Executive Committee

In September 2004, the Board established an Executive Committee for the purpose of assisting the Board in fulfilling its oversight responsibilities. The Executive Committee is authorized to exercise the powers of the Board in managing the affairs of the Company during intervals between Board meetings, when Board action is necessary or desirable but convening a special Board meeting is not warranted or practical. Currently, the Executive Committee is comprised of three (3) directors: Messrs. Pedersen, Campbell and Fatzinger. In 2004, no meetings of the Executive Committee were held.

Compensation of Directors

Cash Compensation

We do not separately compensate any director who is also our employee, either for his service as a director or his service as a member of any committee of the Board of Directors. Members of the Board and its committees are reimbursed for expenses incurred in connection with those attending meetings.

The following table presents the compensation we currently pay to our non-employee directors for their service on our Board and our various Board committees:

	Annual Retainer (Director/Member)	Additional Annual Retainer (Chairperson)		Meeting Fee
Board of Directors	$25,000	N/A	(1)	$1,500 for each meeting in excess of 6 per year
Audit Committee	$10,000	$20,000		$1,500 for each meeting in excess of 4 per year
Compensation Committee	$5,000	$5,000		$1,500 for each meeting in excess of 4 per year
Nominations Committee	$5,000	$5,000		$1,500 for each meeting in excess of 4 per year
Retirement Plan Committee	$5,000	$5,000		$1,500 for each meeting in excess of 4 per year
Executive Committee	$10,000	N/A	(1)	$1,500 for each meeting in excess of 4 per year

(1)	Not applicable because the chairperson is George Pedersen, an employee director. The Company’s policy is to not compensate its employee directors for their Board service.

Grants of Non-Qualified Stock Options

We grant non-qualified stock options to our non-employee directors to purchase shares of our common stock on an annual basis. We also issue one-time grants of non-qualified stock options to our non-employee directors in connection with their appointment to the Board. In both cases, we set the exercise price for the options at the fair market value of our common stock at the time of grant. The options vest ratably over 3 years.

In 2004, we issued the following grants of stock options to our non-employee Board members:

Director	Grant Date	Shares (#)	Exercise Price
B. Campbell	10/25/2004	5,000	$19.82
W. Fatzinger	10/25/2004	5,000	$19.82
R. Kerr	10/25/2004	5,000	$19.82
S. Porter	10/25/2004	5,000	$19.82
D. Jeremiah	11/22/2004	5,000	$24.86
P. Stern	11/22/2004	5,000	$24.86

Other Compensation

No member of the Board was paid any compensation for his service as a director other than the standard compensation arrangements for directors described above. However, please refer to the disclosure under the caption “Certain Relationships and Related Transactions” elsewhere in this proxy statement for a description of certain relationships between us and affiliates of certain of our non-employee directors.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of four members, each of whom is an “independent director” as determined by our Board of Directors, based on the current listing standards of the Nasdaq Stock Market, Inc. and the rules and regulations of the SEC. In addition, the Board of Directors determined that Mr. Barry Campbell, who served as the chairperson of the Audit Committee during 2004, meets the qualifications of an “audit committee financial expert,” as defined by SEC rules.

A brief description of the responsibilities of the Audit Committee is set forth above, under the caption “Committees of the Board of Directors—Audit Committee.” The Audit Committee acts pursuant to a charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on a regular basis, and at least annually. If appropriate, the Audit Committee recommends changes to the Board for its approval. The Audit Committee charter was revised, and the Fourth Amended and Restated Charter of the Audit Committee was adopted by the Board, in April 2005, and a copy of the charter is included as Appendix A to this proxy statement.

As a committee, we reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2004 with both management and Deloitte & Touche LLP, the Company’s independent auditors. Management has primary responsibility for the financial statements. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.

The Audit Committee discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

Deloitte & Touche LLP provided us with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee discussed with Deloitte & Touche LLP the auditor’s independence from the Company and its management, and the details of the disclosure that Deloitte & Touche LLP had provided to us pursuant to Independence Standards Board Standard No. 1.

Finally, we considered the nature and scope of the audit and non-audit services provided by Deloitte & Touche LLP to the Company, and concluded that Deloitte & Touche LLP’s provision of these services to the Company is compatible with Deloitte & Touche LLP’s independence from the Company and its management.

Based upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Dated as of April 15, 2005

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Barry G. Campbell, Chairman

Walter R. Fatzinger, Jr.

Richard J. Kerr

Paul G. Stern

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors currently consists of 3 members, Walter R. Fatzinger, Jr., Barry G. Campbell and David E. Jeremiah, each of whom is independent. The Compensation Committee is responsible for (i) overseeing the determination, implementation and administration of the remuneration (including compensation, benefits, bonuses and perquisites) of all directors and executive officers of the Company, (ii) reviewing and approving all equity compensation to be paid to other Company employees, and (iii) administering the Company’s stock-based compensation plans.

For compensation decisions that were made in 2004, which established executive base salaries for 2004, the terms of the ManTech International 2004 Incentive Compensation Plan (the 2004 Incentive Plan) for executive officers, and stock grants to executive officers, the members of the Compensation Committee included Messrs. Fatzinger and Campbell, but did not include Mr. Jeremiah. Mr. Jeremiah became a member of the Compensation Committee on February 1, 2005. Compensation decisions relating to 2004 that occurred after that date included the determination of the amounts payable to executive officers under the terms of the 2004 Incentive Plan. Messrs. Fatzinger and Campbell were members of the Compensation Committee during the entire period covered by this report.

Executive Compensation Philosophy

ManTech operates in a very competitive, dynamic and specialized industry. We believe that in order to compete in this industry, the Company must attract and retain highly-qualified and able executives who often possess special talents, credentials and experience. Our unique business environment also requires us to obtain the services of employees with the highest security clearances issued in the United States, and the competition for the services of these persons is intense.

Our compensation philosophy seeks to support our key objective of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with those of our stockholders, we believe that our executive compensation programs must provide our executive officers with competitive compensation opportunities, based upon both their contribution to the development and financial success of the Company and their personal performance. Specifically, we believe that our executive compensation programs should

•	Reflect the competitive marketplace, so the Company is able to attract, retain and motivate talented executives;

•	Be tied in part to financial performance, so that our executives are held accountable through their compensation for the performance of the Company and/or the business units for which they are responsible;

•	Be tied in part to the executive’s individual performance to encourage and reflect individual contributions to the Company’s performance; and

•	Be tied in part to the Company’s long-term objectives, through grants of stock options or other stock-based compensation.

The compensation package for each executive officer is principally comprised of three elements: (i) base salary, (ii) incentive bonus and (iii) long-term stock-based incentive awards. Base salary is set individually for each executive officer and is not targeted at a particular percentile of a group of competitors. Incentive bonuses are intended to be a significant portion of total cash compensation for executive officers and are usually based on annual performance. Long-term incentive awards are stock-based, based on our belief that stock ownership by our executive officers strengthens the mutuality of interests between our executive officers and our stockholders.

We believe that the compensation of our executive officers should be consistent with and reinforce the Company’s key business and financial objectives and corporate values over time. Employee compensation may vary based on the business unit for which some executive officers are responsible. Among other factors, base salary determinations may reflect experience, base salary in prior year, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The performance targets for incentive bonuses may include factors based on total Company performance, business unit performance, and individual performance. Long-term stock-based incentive awards are intended to provide a meaningful opportunity for stock ownership by the executive officers. In making long-term incentive awards to executive officers, the Committee takes into account various individual and Company-specific factors, which may include the level of existing stock ownership by the Company’s executives.

Factors

The principal factors the Compensation Committee considered with respect to each executive officer’s compensation package for fiscal year 2004 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.

Base Salary.    The 2004 base salary for each executive officer was determined on the basis of some or all of the following factors: base salary in prior year, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The consideration given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. For the named executive officers, excluding the CEO who is discussed below, the primary factors were the prior year’s salary and personal performance.

Incentive Bonus.    Under the Management Incentive Plan, the 2004 Incentive Compensation Plan was established to provide a bonus opportunity to executive officers, payable in cash, based on satisfaction of certain pre-established performance criteria. An executive officer’s performance is measured by business unit and by the Company as a whole. All executive officers were measured on two objective criteria for the Company: revenue and earnings before interest and taxes (EBIT). Executive officers who are not in charge of a business unit were also measured on some or all of these additional criteria: earnings per share (EPS), Sarbanes-Oxley compliance support, days sales outstanding (DSO) and governmental relations activities. Executives having operational responsibility for a business unit were also measured at the business unit level on other selected factors important to the business unit. The other factors included business unit revenue, EBIT, DSO, employee retention, Sarbanes-Oxley compliance support, and awards of contract recompetitions. The weighting of the factors varied among the executive officers based on areas of responsibility and business unit. For example, weighting of revenue as a factor at the Company or business unit level varied between 30% and 50% for executive officers.

After the end of 2004, the Committee evaluated the Company’s and the various business units’ performance against the established criteria. The Committee determined that all of the executive officers had earned a bonus for the 2004 year. However, Messrs. Pedersen, Coleman and Spoehel requested that the Committee not approve any bonus payments to them for 2004 performance in light of the performance of the Company’s MSM subsidiary during 2004 and the resulting impact of that performance on the Company’s stockholders during 2004. The Committee agreed to this request and determined that, although earned, no bonuses would be paid to Messrs. Pedersen, Coleman or Spoehel for 2004 performance.

Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in annual installments over a three-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

In 2004, the Committee approved a grant of 300,000 stock options to Mr. Coleman in connection with his promotion to President and Chief Operating Officer in September 2004 and in recognition of his significant new responsibilities. The Committee also approved an earlier, separate grant of 100,000 stock options to Mr. Coleman in June 2004 in connection with senior executive retention efforts for ManTech’s Information Systems and Technology subsidiary, for which Mr. Coleman served as President at the time.

During 2004, the Committee approved the grant of stock options to the Company’s other named executive officers to purchase an aggregate of 175,000 shares of Common Stock, based on the policies described above.

CEO Compensation

In 2004, the Company paid Mr. George J. Pedersen, our Chairman of the Board and Chief Executive Officer, an annual salary of $1,200,000, which is a $100,000 (8%) increase over the annual base salary paid to him in 2003. Mr. Pedersen also served as President until the promotion of Mr. Coleman. The terms of Mr. Pedersen’s Retention Agreement provide for an annual base salary of at least $1,000,000, to be reviewed annually by us and established for the upcoming year based substantially on the same factors and general compensation policy applicable to the Company’s other executive officers, as described above. Therefore, we concluded that the salary increase for Mr. Pedersen was appropriate.

For 2004, Mr. Pedersen participated in the 2004 Incentive Compensation Plan. The performance criteria for Mr. Pedersen were Company revenue, Company EBIT, EPS, Company DSO and Sarbanes-Oxley compliance support. Mr. Pedersen and the Company fully met the goals for revenue, DSO and Sarbanes-Oxley compliance support, partially met the goal for EBIT and did not meet the EPS threshold. Under the 2004 Incentive Compensation Plan, Mr. Pedersen would have been entitled to a bonus of approximately $144,000. As described above, Messrs. Pedersen, Coleman and Spoehel requested that no bonuses be paid to them for 2004. The Committee agreed to Mr. Pedersen’s request and did not authorize any bonus to Mr. Pedersen for 2004.

Because of the level of Mr. Pedersen’s stock ownership as founder of the Company, the Committee determined that Mr. Pedersen would not be granted any stock options to purchase shares of the Company’s common stock during 2004.

Under the terms of his Retention Agreement, Mr. Pedersen is entitled to receive contributions to qualified and non-qualified retirement plans, insurance programs and perquisites on the same terms they have been provided in previous years, including items such as the lease of an executive type of vehicle for business and personal use, the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen (including attending to chauffeur/valet services and other assistance as required from time to time), club memberships and reimbursement of the costs of certain cell phone and home telephone/fax services. During 2004, Mr. Pedersen did not participate in the Company’s qualified retirement plans. He received a contribution of $50,000 to a non-qualified supplemental retirement plan.

The Committee has evaluated the total compensation paid to Mr. Pedersen for 2004 and his voluntary decision to not accept a bonus for 2004. We believe the total compensation paid to Mr. Pedersen for 2004 was fair and reasonable based on his performance as Chairman of the Board and Chief Executive Officer and is reasonable in light of the overall performance of the Company.

Internal Revenue Code Section 162(m)

The Compensation Committee also considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer or the other four (4) most highly compensated officers, except for compensation that is performance-based under a plan that is approved by the stockholders and that meets other technical requirements. The stock options granted under the Company’s Management Incentive Plan are qualified as performance-based compensation. In 2004, the Company paid cash compensation that exceeded the $1 million limit and the foregone tax deduction was immaterial. We intend to pay our executives in the manner that we think is in the best interests of the Company, while taking into account the implications of Section 162(m) as appropriate.

Dated as of April 15, 2005

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Walter R. Fatzinger, Jr., Chairman

Barry G. Campbell

David E. Jeremiah

Executive Compensation

The following table shows the cash compensation and certain other compensation paid to or accrued by our named executive officers for 2004. The named executive officers include (i) our Chief Executive Officer, (ii) our other four (4) most highly compensated executive officers who were serving as executive officers at the end of 2004, and (iii) Robert A. Coleman, who became President and Chief Operating Officer of the Company on September 10, 2004, and is reporting his information voluntarily.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(4)	Other Annual Compensation (5)(6)(7)		Securities Underlying Stock Options (#)	All Other Compensation (8)
George J. Pedersen Chairman of the Board of Directors and Chief Executive Officer	2004 2003 2002	$1,171,936 1,095,560 1,000,011	$0 500,000 0		$98,055 146,333 76,307	0 0 0	$50,000 50,000 693,092

Ronald R. Spoehel(1) Director, Chief Financial Officer and Executive Vice President	2004 2003	$385,965 172,308	$0 200,000	$	— 116,751	15,000 100,000	$4,835 2,800

Robert A. Coleman(2) President and Chief Operating Officer	2004	$310,023	$0		$—	400,000	$12,201

Eugene C. Renzi Senior Executive Vice President and Subsidiary President	2004 2003 2002	$585,978 543,187 518,282	$615,091 679,000 621,200		$356,737 — —	50,000 40,000 50,000	$5,411 5,400 5,096

Kurt J. Snapper(3) Senior Vice President and Subsidiary President	2004	$359,877	$88,646		$203,856	50,000	$1,760

Joseph R. Fox(3) Subsidiary President	2004	$204,242	$314,723		$29,876	50,000	$11,744

(1)	Mr. Spoehel was hired on June 25, 2003.
(2)	Mr. Coleman was promoted to President and Chief Operating Officer of the Company on September 10, 2004. He was made an executive officer during 2004.
(3)	Messrs. Snapper and Fox were both made executive officers during 2004.
(4)	Bonus amounts are reported for the year in which they were earned, even though not paid until the following year (our bonus awards are typically determined at the end of the first quarter of the succeeding fiscal year).
(5)	In accordance with his Retention Agreement, “Other Annual Compensation” for Mr. Pedersen includes the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen, which amounted to $65,138, $68,666 and $50,009 for the years 2004, 2003 and 2002, respectively, and $42,756 for certain legal fees paid on behalf of Mr. Pedersen in 2003.
(6)	“Other Annual Compensation” for Mr. Spoehel in 2003 includes $111,622 paid for relocation expenses.
(7)	“Other Annual Compensation” for Messrs. Renzi, Snapper and Fox in 2004 are entirely attributable to earnings resulting from the exercise of stock options during 2004.
(8)	All Other Compensation for 2004 consists of the following amounts: (a) matching contributions made to the Company’s 401(k) plan in the amount of $3,297, $10,664, $3,873, $222, and $10,212, for Messrs. Spoehel, Coleman, Renzi, Snapper and Fox, respectively; (b) contributions under the Company’s Employee Stock Ownership Plan in the amount of $1,538 for each of Messrs. Spoehel, Coleman, Renzi and Snapper, and $1,532 for Mr. Fox; and (c) contributions to supplemental executive retirement plans in the amount of $50,000 for Mr. Pedersen.

Stock Options Granted in 2004

The following table provides information concerning grants of options to purchase our common stock that we made to our named executive officers during the fiscal year ended December 31, 2004. We did not grant any stock appreciation rights in 2004.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal 2004	Exercise Price Per Share(2)	Expiration Date
					5%	10%
George J. Pedersen	—	—	—	—	—	—
Ronald R. Spoehel	15,000	1.1%	$19.82	10/25/2014	186,970	473,820
Robert A. Coleman	100,000	7.1%	$19.34	6/23/2014	1,216,282	3,082,298
Robert A. Coleman	300,000	21.3%	$15.56	9/10/2014	2,935,680	7,439,590
Eugene C. Renzi	50,000	3.5%	$15.66	9/13/2014	492,424	1,247,900
Kurt J. Snapper	50,000	3.5%	$15.66	9/13/2014	492,424	1,247,900
Joseph R. Fox	50,000	3.5%	$19.34	6/23/2014	608,141	1,541,149

(1)	The options vest over three (3) years, with 1/3 of the total grant vesting on each of the first three (3) anniversary dates of the grant. The options expire 10 years after the grant date, subject to earlier termination in the event of termination of service.
(2)	The per share exercise price is the fair market value of our common stock on the date of grant.
(3)	Potential Realizable Value assumes that the common stock appreciates at the indicated annual rate (compounded annually) from the grant date until the expiration of the option term and is calculated based on the rules promulgated by the SEC. The assumed 5% and 10% rates of stock appreciation are rates required by the SEC for illustrative purposes and are not intended to represent the Company’s prediction of future stock price performance. The Potential Realizable Value at 5% and 10% appreciation is calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Aggregated Option Exercises in 2004 and Year-End Option Values

The following table shows information about options exercised during 2004 and the value of unexercised options at the end of 2004 for our named executive officers.

Name	Shares Acquired on Exercise(#)	Value Realized($)		Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-The Money Options at Year-End($)(4)
				Exercisable	Unexercisable	Exercisable	Unexercisable
George J. Pedersen	—	—		—
Ronald R. Spoehel	—	—		33,335	81,665	$136,008	$330,792
Eugene C. Renzi	33,334	$356,674	(1)	13,334	93,332	$36,935	$606,860
Robert A. Coleman	—	—		6,000	412,000	$39,020	$2,942,040
Kurt J. Snapper	20,000	$203,800	(2)	13,334	96,666	$36,935	$632,665
Joseph R. Fox	3,333	$29,864	(3)	0	56,667	$0	$268,336

(1)	Represents the difference between the aggregate option exercise strike price ($16.00 per share) and the exercise price ($26.70 per share).
(2)	Represents the difference between the aggregate option exercise strike price ($16.00 per share) and the exercise price ($26.19 per share).
(3)	Represents the difference between the aggregate option exercise strike price ($16.00 per share) and the exercise price ($25.45 per share).
(4)	Based on the difference between the fair market value on December 31, 2004 ($23.74 per share) and the exercise strike price of the respective options.

PERFORMANCE GRAPH

The following performance graph compares the performance of our common stock to The Nasdaq Stock Market (U.S.) Index (“Nasdaq”), Standard and Poor’s SmallCap 600 Index, and the Peer Group Index* for the period from February 7, 2002 (the date of the Company’s initial public offering) to December 31, 2004. The graph assumes an investment of $100 in each of our common stock, the Nasdaq, Standard and Poor’s SmallCap 600 Index and the Peer Group Index* on February 7, 2002, and also assumes reinvestment of all dividends. No cash dividend has been declared on our common stock.

*	The Peer Group Index for 2004 consists of Anteon International Corporation, CACI International Inc., SI International, Inc., SRA International Inc., and MTC Technologies, Inc.

Executive Officers

We have set forth below the names and ages of our current executive officers and their respective positions with us. Biographical information for each of our executive officers who is not also a director is presented following the table. Our executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
George J. Pedersen	69	Chairman of the Board and Chief Executive Officer
Robert A Coleman	45	President and Chief Operating Officer
Ronald R. Spoehel	47	Executive Vice President and Chief Financial Officer
Eugene C. Renzi	71	Senior Executive Vice President and Subsidiary President
Gary A. Dorland	55	Subsidiary President
Kenneth J. Farquhar	51	Subsidiary President
Joseph R. Fox	47	Subsidiary President
J. W. Kelley	63	Subsidiary President
Kurt J. Snapper	60	Subsidiary President

Robert A. Coleman.    Mr. Coleman is President and Chief Operating Officer of ManTech International Corporation. Mr. Coleman was named President and Chief Operating Officer in September 2004. Prior to that, he was the President of ManTech’s Information Systems and Technology organization. Before joining ManTech, Mr. Coleman was the CEO and President of Integrated Data Systems (IDS), a highly regarded provider of software engineering, computer security and enterprise architecture solutions to the Intelligence Community and the Department of Defense that had revenues of approximately $40 million at the time it was acquired by ManTech. Founded by Mr. Coleman in 1990, IDS was acquired by ManTech in February 2003.

Eugene C. Renzi.    Major General Eugene C. Renzi, U.S. Army (Ret.) is Senior Executive Vice President of ManTech International Corporation and President of ManTech’s Defense Systems Group (DSG). General Renzi joined ManTech in August 1993 and since 1995 has served as President of ManTech Telecommunications & Information Systems Corporation, part of DSG and one of the company’s largest subsidiaries. Prior to joining ManTech, General Renzi served in the U.S. Army for more than 32 years, including as the Director for Command and Control and Communications Systems (C3), U.S. Pacific Command.

Gary A. Dorland.    Mr. Dorland is President of ManTech Security and Mission Assurance (SMA). Mr. Dorland was named President of SMA in November 2004. Prior to that he served as SMA’s Chief Operating Officer and Executive Vice President, managing the day-to-day operations. Before joining ManTech, Mr. Dorland was Sr. Vice President of Aegis Research Corporation, a premier provider of security services that had revenues of approximately $60 million at the time it was acquired by ManTech. Aegis was acquired by ManTech in August of 2002. Prior to joining Aegis in 1997, Mr. Dorland had an illustrious twenty-year career in the United States Air Force.

Kenneth J. Farquhar.    Mr. Farquhar is President of ManTech Systems Engineering Corporation (MSEC). Mr. Farquhar joined ManTech in 1995 as a Vice President managing MSEC’s Engineering and Systems Support Group, and was named President of MSEC in December 2003. Before joining ManTech, he held numerous technical and management positions at Veda, Inc. and the Dynalectron Corporation in support of U.S. Navy aircraft flight test and engineering efforts at the Naval Air Warfare Center, Patuxent River, MD.

Joseph R. Fox.    Mr. Fox is President of ManTech Information Systems and Technology (IS&T). Mr. Fox was named President of IS&T in September 2004. Prior to that, he served as Senior Vice President of IS&T. Before joining ManTech, Mr. Fox was a Vice President of Integrated Data Systems (IDS), a highly regarded provider of software engineering, computer security and enterprise architecture solutions to the Intelligence Community and the Department of Defense that had revenues of approximately $40 million at the time it was acquired by ManTech. He joined IDS in 1991, and was responsible for software development activities, business development and strategic planning. IDS was acquired by ManTech in February 2003.

Jay W. Kelley.    Mr. Kelley is the President of ManTech’s Space Systems business unit. Mr. Kelley joined ManTech in April 2003 and was appointed to his current position in April 2004. Previously he was Vice President of Mid-West Operations for ManTech. Before joining ManTech, Mr. Kelley served over 37 years with the United States Air Force, retiring as a Lieutenant General. He was a “charter” member of Toffler Associates, and he has additional professional experience as the COO for STA, Inc, and later, the Vice President for Military Programs for Lockheed Martin Technical operations.

Kurt J. Snapper, Ph.D.    Mr. Snapper is President of ManTech Security Technologies Corporation and also serves as our Senior Corporate Vice President & Chief Science and Technology Officer. Mr. Snapper joined the Company in 1989, and has over 25 years experience in decision and risk analysis, specializing in life cycle security management for physical, technical, and cyber security programs. He has a PhD from the University of Michigan, where he specialized in decision analysis. Before joining ManTech, he provided management consulting support for several federal agencies through university and private research groups.

Certain Significant Employees

Tracy Graves-Steven, 43.    Ms. Graves-Stevens is President of Mantech MSM Security Services. Ms. Graves-Stevens joined ManTech International as part of the December 2002 acquisition of CTX Corporation, where she served as the President and Chief Executive Officer. CTX was a leading provider of information technology and software strategies and solutions to the national Intelligence Community that had revenues of approximately $35 million at the time it was acquired by ManTech in December 2002. Prior to that, Ms. Graves-Stevens had a lengthy career with Logicon Corporation, a Defense systems engineering firm, where she served as a Director supporting a number of large National Security programs. Ms. Graves-Stevens began her career with the Central Intelligence Agency where she worked in technical and leadership roles.

Peter B. LaMontagne, 38.    Mr. LaMontagne is Senior Corporate Vice President of ManTech International Corporation, and he also currently serves as Executive Vice President of our ManTech Security Technologies Corporation subsidiary, which delivers integrated physical, technical and cyber security solutions to federal government customers. Mr. LaMontagne joined ManTech in 1999. As a member of the senior management team responsible for corporate development, Mr. LaMontagne plays an active role in ManTech’s strategic business initiatives, including acquisitions. He is also on the team that coordinates Congressional relations and government affairs at ManTech. Prior to joining ManTech, Mr. LaMontagne served as a U.S. Foreign Service Officer, specializing in East Asian political and economic affairs. He was posted at the U.S. Embassy in Beijing, China from 1993 to 1996.

Kevin Phillips, 43.    Mr. Phillips is Corporate Vice President and Chief of Staff for ManTech International Corporation. Mr. Phillips joined ManTech in February 2003. He was formerly the Chief Financial Officer of CTX Corporation, a leading provider of information technology and software strategies and solutions to the national Intelligence Community that had revenues of approximately $35 million at the time it was acquired by ManTech in December 2002. As a member of the senior management team, Mr. Phillips plays an active role in the integration of recent acquisitions, as well as other strategic business issues for ManTech. In support of the Chairman of the Board, Mr. Phillips assists in Congressional relations and government affairs at ManTech. Mr. Phillips spent seven years in the executive management of CTX Corporation. Prior to that he held various roles including controllerships in IT services providers to the government.

Employment and Retention Agreements

George J. Pedersen.    We entered into an employment retention agreement with Mr. Pedersen effective January 1, 2002. Mr. Pedersen’s retention agreement provides for his employment at-will, with a minimum annual salary of $1,000,000. His salary is determined annually by the Compensation Committee of the Board of

Directors, as are any bonus awards, incentive compensation and stock option grants that he receives. In March 2004, Mr. Pedersen’s annual salary was reviewed and set at $1,200,000. His annual salary for 2005 has been maintained at $1,200,000 and is subject to annual review.

Mr. Pedersen’s retention agreement provides that we may provide him with non-cash compensation in certain circumstances, including:

•	first class business travel

•	business travel insurance

•	lease of an executive vehicle

•	portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen

•	cell phone and home fax services

•	tax, legal and estate planning services relating to Mr. Pedersen’s ManTech holdings

•	matching contributions to 401(k) plan

•	payments for term life insurance

•	minimum contribution of $50,000 per year to his supplemental executive retirement plan

•	membership dues associated with executive clubs

If we terminate Mr. Pedersen’s employment without cause, we are required to pay Mr. Pedersen a lump sum amount equal to one year’s base salary at the rate in effect immediately prior to such termination of employment. Mr. Pedersen has agreed he will not compete with us and will not solicit our customers or employees during the term of his employment and for a period of one year following his termination without cause.

Ronald R. Spoehel.    We entered into an employment agreement with Mr. Spoehel effective June 25, 2003. Mr. Spoehel’s employment agreement is for an initial term of two (2) years, and is subject to renewal upon agreement of the parties. Absent agreement as to renewal, after the initial term Mr. Spoehel’s employment with us will be at-will. In March 2004, Mr. Spoehel’s annual salary was reviewed and set at $400,000. His annual salary for 2005 has been maintained at $400,000 and is subject to annual review.

Mr. Spoehel is eligible to receive an annual cash bonus in accordance with our bonus plan in place for our senior executives, and is entitled to such bonus and other incentives as is determined by the Compensation Committee of the Board of Directors. Upon Mr. Spoehel’s acceptance of employment in 2003, we granted him a total of 100,000 options to purchase shares of our Class A Common Stock pursuant to our stock option plan.

In connection with entering into his agreement, we agreed in 2003 to reimburse Mr. Spoehel for reasonable costs and expenses incurred in connection with his relocation to Virginia (consisting of moving expenses, real estate fees, closing fees, reimbursement for income tax that was payable as a result of the relocation and other related costs).

If we terminate Mr. Spoehel during the term of his agreement for our convenience, or if Mr. Spoehel terminates his employment for good reason, we are required to continue to pay Mr. Spoehel’s salary through and until the longer of the expiration of the term of his employment or two (2) years from the date of termination. During the time we continue to pay his salary, we are also obligated in such circumstances to make distributions in accordance with the terms of any applicable employee benefit plan, reimburse reasonable business expenses and continue any fringe benefits then in effect. Termination for good reason includes his forced relocation more than 50 miles away, any reduction in base salary or a targeted reduction in benefits, a material diminution in his duties, or a material breach of the agreement by us. Mr. Spoehel has agreed he will not compete with us and will not solicit our customers or employees during the term of his employment and for any period in which we continue to pay his salary and provide benefits pursuant to the termination provisions of his agreement.

PROPOSAL 2 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors is responsible for selecting and appointing our independent auditors. The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2005, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Although stockholder approval is not required by our bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP for ratification to obtain the views of our stockholders.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

In making the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005, the Audit Committee considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with maintaining Deloitte & Touche LLP’s independence.

We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions that may be raised there. The representative will also have an opportunity to make a statement or comment on the financial statements if he or she desires to do so.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-audit Services

The charter of the Audit Committee contains the policy of the Audit Committee for pre-approval of audit and permitted non-audit services by our independent auditor. The chairman of the Audit Committee has been authorized and designated by the Audit Committee to pre-approve any services arising during the year that were not pre-approved by the Audit Committee at the time of the initial engagement. Services so approved by the Audit Committee chairman are communicated to the full Audit Committee, for informational purposes only, at its next regular meeting. For each proposed service, the independent auditor is required to provide back-up documentation detailing the service. The Audit Committee regularly reviews summary reports provided to us by our independent auditor. During 2004, all services performed by the independent auditor were approved by the Audit Committee pursuant to the Audit Committee’s pre-approval policy.

Fees Paid to Deloitte & Touche LLP

The following table presents the aggregate fees that were paid or accrued by us for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2003 and 2004:

Type of Fees	2003	2004
Audit Fees	$393,500	$1,091,040
Audit-Related Fees	40,506	10,444
Tax Fees	347,503	258,217
All Other Fees	14,270	10,500

TOTAL	$795,779	$1,370,101

In the table above, in accordance with the definitions and rules of the SEC

•	Audit Fees are fees that we paid to Deloitte & Touche LLP for professional services rendered for the audit of our consolidated financial statements that are included in our Annual Reports on Form 10-K, the audit of the Company’s internal control over financial reporting, and the review of financial statements included in our Quarterly Reports on Form 10-Q, and those services that are customarily provided in connection with statutory and regulatory filings or engagements.

•	Audit-Related Fees consist of fees that we paid to Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Audit-Related Fees include services performed in connection with the audits of our 401(k) plan and other benefit plans.

•	Tax Fees are fees that we paid to Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning, and include an engagement relating to a transaction cost recovery strategy.

•	All Other Fees are fees that we paid to Deloitte & Touche LLP for products and services that were not included in the first three categories, and include consultation services related to the allowability of costs in accordance with the Federal Acquisition Regulation and other DCAA compliance issues.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2005. All proxies executed and returned will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP unless the proxy specifies otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GSE Systems, Inc.

Pursuant to a Purchase and Sale Agreement dated October 21, 2003, we sold all of our equity interest in GSE Systems, Inc. (GSE), and a $650,000 note receivable from GSE, to GP Strategies Corporation in exchange for a note with a principal amount of $5,250,955. Accordingly, since October 21, 2003, we have not owned any shares of GSE common stock. However, in connection with the issuance of certain letters of credit in support of payment and performance bonds, the Company still holds 100,000 warrants to purchase GSE common stock at the market price of GSE common stock on the close of business on July 8, 2003, and receive a 7% annual fee, payable on a quarterly basis, calculated on the total amount of the then-existing value of the letters of credit.

George J. Pedersen, our Chairman of the Board and Chief Executive Officer, beneficially owned shares and options representing approximately 4% of GSE as of April 1, 2005. Mr. Pedersen serves on GSE’s board of directors and is a member of its compensation committee.

Legal Services

Mr. Stephen Porter, one of our directors, is a partner in the law firm of Arnold & Porter LLP, in Washington, D.C. Arnold & Porter LLP has performed legal services for us from time to time and is expected to do so in the future. In 2004, the legal fees we paid to Arnold & Porter LLP did not exceed five percent (5%) of that firm’s gross revenues in 2004.

Ownership of Subsidiary Stock

From time to time, we have allowed certain of our officers, or officers of our subsidiaries, to purchase minority interests of common stock in our subsidiaries. These purchases have been effected pursuant to stock purchase and restriction agreements that generally restrict the transferability of the shares by granting our subsidiary a right of first refusal with respect to any proposed sale of the common stock by the stockholder and a right to call the stock in the event of the death or permanent disability of the stockholder or our termination of the stockholder’s employment.

Employee Relationships

Ms. Christine Lancaster, one of our employees, is Mr. Pedersen’s daughter. Ms. Lancaster is our Assistant Vice President and Assistant Corporate Secretary. She has been employed by us on a full-time basis since 1984. Her total compensation for 2004 was $129,481.32.

Mr. Christopher Coleman, one of our employees, is Mr. Robert Coleman’s brother. Mr. Christopher Coleman is Vice President – Director of Engineering Services for our ManTech Information Systems and Technology subsidiary. He has been employed by us on a full-time basis since our acquisition of ManTech Information Systems and Technology’s predecessor, Integrated Data Systems Corporation, in February 2003. His total compensation for 2004 was $175,966.45.

Robert Coleman’s sister, Kathy Catanzaro, is a managing director and owner of the Empress Travel agency. Our ManTech Information Systems and Technology subsidiary procured travel-related services in the amount of $311,410 in 2004 from Empress Travel. This business relationship began in 1994 with ManTech Information Systems and Technology’s predecessor, Integrated Data Systems Corporation. ManTech acquired Integrated Data Systems Corporation in February 2003.

BENEFICIAL OWNERSHIP OF OUR STOCK

Ownership by Our Directors and Executive Officers

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 5, 2005 by each of the following:

•	our named executive officers (identified in the summary compensation table above)

•	our directors and director nominees

•	our directors and executive officers, as a group

We have determined beneficial ownership in accordance with the rules and regulations of the Exchange Act.

Unless otherwise indicated, the persons included in the table below have sole voting and investment power over the shares reported. In addition, because Class B Common Stock may be voluntarily converted into Class A Common Stock on a share-for-share basis, each share of Class B Common Stock also represents beneficial ownership of a share of Class A Common Stock. However, for purposes of this presentation, share amounts and ownership percentages are presented without regard to convertibility. The address for each person in the table below is the mailing address of our principal executive offices: 12015 Lee Jackson Highway, Fairfax, VA 22033-3300.

	Class A Common Stock			Class B Common Stock		Total Voting Power(2)(3)
Name	Total Shares Beneficially Owned(1)	Number of Option Shares(1)	Percent of Class(2)	Total Shares Beneficially Owned	Percent of Class
George J. Pedersen(4)	—	—	—	15,065,293	100%	89.6%
Kurt J. Snapper	34,094	33,334	*	—	—	*
Ronald R. Spoehel(5)	33,968	33,334	*	—	—	*
Eugene C. Renzi(6)	32,263	30,000	*	—	—	*
Walter R. Fatzinger, Jr.(7)	13,892	8,667	*	—	—	*
Kenneth J. Farquhar(8)	11,880	11,667	*	—	—	*
Robert A. Coleman(9)	11,111	11,000	*	—	—	*
Jay W. Kelley(10)	9,128	9,000	*	—	—	*
Richard J. Kerr	8,667	8,667	*	—	—	*
Stephen W. Porter	8,667	8,667	*	—	—	*
Gary A. Dorland(11)	8,473	8,334	*	—	—	*
Barry G. Campbell	6,334	6,334	*	—	—	*
David E. Jeremiah	5,000	5,000	*	—	—	*
Joseph R. Fox(12)	3,431	3,334	*	—	—	*
Paul G. Stern	2,500	0	*	—	—	*

All directors and executive officers as a group (15 persons)	189,408	177,338	1.1%	15,065,293	100%	89.7%

(1)	Shares of common stock subject to options that are or will become exercisable within 60 days of April 5, 2005 comprise the number of shares listed under the column “Number of Option Shares,” and such shares are also included in computing the total shares of Class A Common Stock beneficially owned by such individual under the column “Total Shares Beneficially Owned.”
(2)	An asterisk indicates that the total beneficial ownership of the class of stock or the total voting power of our outstanding common stock (in each case, including shares subject to options that may be exercised within 60 days) is less than 1%.
(3)	The holders of our Class A Common Stock are entitled to one (1) vote per share, and the holders of our Class B Common Stock are entitled to ten (10) votes per share.

(4)	Includes (i) 14,387,312 shares of Class B Common Stock held in the name of George J. Pedersen, (ii) 609,296 shares of Class B Common Stock owned by the ManTech Supplemental Executive Retirement Plan for the benefit of Mr. Pedersen, (iii) 67,517 shares of Class B Common Stock held by the ManTech Special Assistance Fund, Inc., a fund over which Mr. Pedersen has voting and investment control and as to which Mr. Pedersen disclaims beneficial ownership, and (iv) 1,168 shares of Class B Common Stock held by Mr. Pedersen’s wife, Marilyn A. Pedersen, and as to which Mr. Pedersen disclaims beneficial ownership.
(5)	Includes 134 shares of Class A Common Stock vested in the name of Ronald R. Spoehel that are held by the ManTech International Corporation Employee Stock Ownership Plan.
(6)	Includes 763 shares of Class A Common Stock vested in the name of Eugene C. Renzi that are held by the ManTech International Corporation Employee Stock Ownership Plan.
(7)	Includes 2,225 shares of Class A Common Stock held by Fidelity Brokerage Services LLC for Helen C. Fatzinger, as to which Mr. Fatzinger disclaims beneficial ownership.
(8)	Includes 213 shares of Class A Common Stock vested in the name of Kenneth J. Farquhar that are held by the ManTech International Corporation Employee Stock Ownership Plan.
(9)	Includes 111 shares of Class A Common Stock vested in the name of Robert A. Coleman that are held by the ManTech International Corporation Employee Stock Ownership Plan.
(10)	Includes 128 shares of Class A Common Stock vested in the name of Jay W. Kelley that are held by the ManTech International Corporation Employee Stock Ownership Plan.
(11)	Includes 139 shares of Class A Common Stock vested in the name of Gary A. Dorland that are held by the ManTech International Corporation Employee Stock Ownership Plan.
(12)	Includes 97 shares of Class A Common Stock vested in the name of Joseph R. Fox that are held by the ManTech International Corporation Employee Stock Ownership Plan.

Ownership by Holders of More Than 5% of Our Class A Common Stock

The following table details certain information with regard to the beneficial ownership of the owners of more than 5% of our outstanding Class A Common Stock, as of December 31, 2004.

Name and Address	Number of Shares Beneficially Owned and Nature of Beneficial Ownership(1)(2)(3)(4)(5)	Percent of Outstanding Class A Common Stock(6)	Total Voting Power(6)
Neuberger Berman, Inc. 605 Third Avenue, New York, NY 10158	3,225,732	18.7%	1.9%
Royce & Associates, LLC 1414 Ave. of the Americas, New York, NY 10019	1,785,500	10.3%	1.1%
Adage Capital Partners, LLC 200 Clarendon Street, Boston, MA 02116	1,784,200	10.3%	1.1%
Investment Counselors of Maryland, LLC 803 Cathedral Street, Baltimore, MD 21201	1,079,675	6.2%	0.6%
Barclays Global Investors, NA. 45 Fremont Street, San Francisco, CA 94105	922,983	5.3%	0.5%

(1)	As reported on a Schedule 13G filed by Neuberger Berman, Inc. on February 15, 2005. According to such Schedule 13G, Neuberger Berman, Inc. and Neuberger Berman, LLC have the sole voting power with respect to 30,300 of these shares, shared voting power with respect to 2,531,800 of these shares, and shared dispositive power with respect to all 3,225,732 of these shares.
(2)	As reported on a Schedule 13G filed by Royce & Associates, LLC. on February 3, 2005. According to such Schedule 13G, Royce & Associates, LLC beneficially owns 1,785,500 shares, and has the sole voting and dispositive power with respect to all 1,785,500 of these shares.
(3)

As reported on a Schedule 13G and a Form 3 filed by Adage Capital Partners, LLC. on September 7, 2004. According to such Schedule 13G and Form 3, Adage Capital Partners, LLC beneficially owns 1,784,200 shares, and has the shared voting and dispositive power with respect to all 1,784,200 of these shares.

(4)	As reported on a Schedule 13G filed by Investment Counselors of Maryland, LLC on February 15, 2005. According to such Schedule 13G, Investment Counselors of Maryland, LLC has the sole voting power with respect to 953,575 of these shares, shared voting power with respect to 126,100 of these shares, and sole dispositive power with respect to all 1,079,675 of these shares.
(5)	As reported on a Schedule 13G filed by Barclays Global Investors, NA on February 14, 2005. According to such Schedule 13G, Barclays Global Investors, NA has the sole voting power with respect to 888,846 of these shares, and shared dispositive power with respect to all 922,983 of these shares.
(6)	Based on 17,418,950 shares of Class A Common Stock and 15,065,293 shares of Class B Common Stock outstanding on December 31, 2004. The holders of our Class A Common Stock are entitled to one (1) vote per share, and the holders of our Class B Common Stock are entitled to ten (10) votes per share.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules promulgated under Section 16(a) of the Exchange Act require our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and with Nasdaq, and to furnish us with copies of such Section 16 reports that they file. Based solely upon our review of the Section 16 reports that have been furnished to us, we believe that our officers, directors and 10% stockholders complied with their Section 16(a) filing obligations for 2004 and timely filed all reports required to be filed pursuant to Section 16(a) for 2004.

Stockholder Proposals

In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by our Corporate Secretary at 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, no later than December 30, 2005. The stockholder proposal, including any accompanying supporting statement, may not exceed 500 words. Notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process mentioned above must be received by our Corporate Secretary between December 30, 2005 and February 28, 2006 in order to be considered timely. As to all such matters for which we do not receive notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in our proxy relating to the 2006 Annual Meeting of Stockholders. However, if we determine to change the date of the 2006 Annual Meeting of Stockholders by more than 30 days from June 8, 2006, we will provide stockholders with a reasonable time before we begin to print and mail our proxy materials for the 2006 Annual Meeting of Stockholders, so that our stockholders have an opportunity to make proposals in accordance with the rules and regulations of the SEC.

Incorporation by Reference and Other Information

The Report of the Audit Committee of the Board of Directors on page 11, the Report of the Compensation Committee of the Board of Directors beginning on page 12, and the Performance Graph on page 18, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC under the Securities Act or the Exchange Act, or be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any prior or future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically requests that the Report of the Audit Committee, the Report of the Compensation Committee, or the Performance Graph be treated as soliciting material, or specifically incorporates the Report of the Audit Committee, the Report of the Compensation Committee, or the Performance Graph by reference.

We have included our Annual Report for the fiscal year ended December 31, 2004 (and our audited financial statements for such fiscal year) with this proxy statement; however, the Annual Report and the audited financial statements are not incorporated by reference into this proxy statement, do not constitute a part of the proxy soliciting material, and are not subject to the liabilities of Section 18 of the Exchange Act. You may request additional copies of the accompanying Annual Report, without charge, by contacting our investor relations department.

Available Information

You may also obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (including the financial statements, financial statement schedules and exhibits), without charge, by sending a written request to our Corporate Secretary, Jo-An Free, at ManTech International Corporation, 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, or by calling Ms. Free at (703) 218-6303.

Additionally, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Investor Relations page of our website: www.mantech.com, as soon as reasonably practicable after we electronically file such reports with the SEC. Information contained on our website is not a part of this proxy statement.

By Order of the Board of Directors

George J. Pedersen

Chairman of the Board and Chief Executive Officer

Fairfax, Virginia

April 29, 2005

APPENDIX A

MANTECH INTERNATIONAL CORPORATION

FOURTH AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

(Adopted by the Board of Directors on April 15, 2005)

The following shall constitute the Audit Committee Charter (the “Charter”) of the Board of Directors of ManTech International Corporation (the “Corporation”):

I.    ORGANIZATION

There shall be constituted a standing committee of the Board of Directors of the Corporation (the “Board”) to be known as the audit committee (the “Audit Committee”).

II.    STATEMENT OF PURPOSE

The Audit Committee shall oversee the integrity of the Corporation’s financial statements, the accounting and financial reporting processes of the Corporation and its subsidiaries, and audits of the Corporation’s financial statements.

The Audit Committee shall further assist the Board in discharging its oversight responsibilities relating to:

•	The Corporation’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of the independent auditor;

•	The performance of the internal audit function; and

•	The Corporation’s system of disclosure controls and procedures, internal control over financial reporting, and compliance with ethical standards adopted by the Corporation.

III.    COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more Directors. Each of the members of the Audit Committee shall be a member of the Board and meet the independence and other requirements established by the National Association of Securities Dealers, Inc. (“NASD”) and the Securities and Exchange Commission (“SEC”), as then in effect. The Corporation shall compensate members of the Audit Committee only with director’s fees for their service on the Board and its committees. Each Audit Committee member will be a person other than an officer or employee or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices and comply with the financial literacy requirements of the NASD. The Board will determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert,” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether he or she is independent, will be disclosed in periodic filings, as required by the SEC.

No member of the Audit Committee may serve on the audit committees of more than three (3) public companies without approval of the Board. If an Audit Committee member simultaneously serves on the audit committee of more than three (3) public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, to serve until their successors are duly elected and qualified; however, Audit Committee members may be removed by the Board at any time. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

IV.    COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include:

•	Providing an independent, direct and open avenue of communication among the Corporation’s independent auditors, management, internal audit function, and the Board;

•	Serving as an independent and objective party to review the Corporation’s financial reporting processes and internal control systems;

•	Overseeing, with management, the reliability and integrity of the Corporation’s accounting policies and financial reporting and disclosure practices;

•	Reviewing and considering the work of the Corporation’s independent auditors and internal audit function; and

•	Overseeing, with management, the Corporation’s compliance with legal obligations and ethics policies.

V.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint, replace (subject, if applicable, to stockholder ratification), compensate and oversee the independent auditor (including the resolution of disagreements between management and the auditor regarding financial reporting), and shall pre-approve the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee expects that the independent auditor will communicate any concerns to management as well as the Audit Committee.

The Audit Committee shall consult with management, but shall not delegate these responsibilities. The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate. Any such subcommittee must be composed entirely of directors who satisfy the independence requirements of the NASD and SEC, as then in effect.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain (and determine funding for) independent counsel, special accounting consultants, or other independent advisors to provide advice to the Audit Committee or to conduct investigations at the direction of the Audit Committee. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities, and contact and request information from any of the Corporation’s advisors or other third parties.

The Corporation must provide funding, in amounts reasonably determined by the Audit Committee, for the payment of:

•	Compensation to the independent auditors;

•	Compensation to any advisors that the Audit Committee chooses to engage; and

•	Ordinary administrative expenses of the Audit Committee.

The Audit Committee shall regularly report its activities to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the Corporation’s internal audit function.

The Audit Committee shall review and reassess the adequacy of this Charter at least annually, and shall recommend any proposed changes to the Board for its approval. The Audit Committee shall also review its own performance on an annual basis.

In carrying out its responsibilities, the Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor (a) accounting policies and financial reporting issues and judgments that may be viewed as critical; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) significant changes in the Corporation’s accounting and auditing policies (and approve where appropriate); (d) any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports; and (e) major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

2.	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K. Review disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to, inter alia, determine whether there is adequate disclosure and discussion of (a) the ramifications and risks regarding important accounting policies and related judgments and the likelihood of material differences if different accounting policies were utilized, and (b) any material related-party transactions.

3.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements, and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of its Form 10-Q.

4.	Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Corporation that do not appear on the financial statements of the Corporation; and (b) any transactions or courses of dealing with parties related to the Corporation that are significant in size or involve terms that differ from those that would likely be negotiated with independent parties. Related party transactions that are required to be disclosed under Item 404 of Regulation S-K should be approved by the Audit Committee.

5.	Review and discuss with management earnings press releases, including type and presentation of information, as well as financial information and earnings guidance given to analysts and ratings agencies, in each case giving particular attention to any “pro forma” or “adjusted” non-GAAP information. Such discussions may be in general terms.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives.

7.	Review with the independent auditor and management the nature and effect of any off-balance sheet financings, special purpose financing and trading vehicles, derivatives and other complex transactions.

8.	Meet at least twice annually with the Chief Executive Officer, Chief Financial Officer, Office of the General Counsel, representative of the internal audit function, and independent auditor, in separate executive sessions.

Risk Management, Legal Compliance and Ethical Compliance

9.	Meet periodically with management to discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

10.	Review with the Corporation’s Office of the General Counsel (a) legal matters that may have a material impact on the financial statements, (b) any significant reports to, or inquiries received from, regulators or governmental agencies, (c) significant legal compliance policies, including corporate securities trading policies, (d) reports and disclosures of insider and related party transactions; and (e) “whistleblower” complaints, significant employee grievances and other complaints relating to the integrity of the Corporation’s financial statements.

11.	Oversee the establishment and periodic review and update of the Corporation’s Standards of Ethics and Business Conduct. Oversee management’s monitoring of the Corporation’s Standards of Ethics and Business Conduct. Obtain reports from management, internal audit function, or the Office of the General Counsel, as appropriate, regarding compliance with the Corporation’s Standards of Ethics and Business Conduct.

12.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements, accounting and/or internal control policies.

13.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Oversight of the Company’s Relationship with the Independent Auditor

14.	Obtain from the independent auditor and review a written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and such other reports and information as the Audit Committee deems appropriate, to assess the independence of the independent auditor, including that of the independent auditor’s lead partner. Based on a review of such reports and information, discuss with the independent auditor any disclosed relationships or services that might impact the objectivity and independence of the auditor, and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

15.	Establish policies and pre-approval procedures for the engagement of the independent auditor to provide both audit and non-audit services. The authority to grant pre-approvals may be delegated to the Chairman of the Audit Committee, whose decisions will then be presented to the full Audit Committee at its next regularly scheduled meeting.

16.	Consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.

17.	Evaluate the qualifications and experience of the senior members of the independent auditor team, including that of the independent auditor’s lead partner.

18.	Recommend to the Board hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with the Corporation.

19.	Assure the regular rotation of the lead, concurring, and other audit partners as required by law and SEC regulations, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor.

20.	Review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared.

21.	Hold timely discussions with the independent auditor regarding (a) critical accounting policies and practices, (b) alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative treatments, and (c) other written communications between the independent auditor and management.

Process Improvement

22.	Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management, the independent auditor and the internal audit function regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments.

23.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit. Review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period.

24.	Review with the Corporation’s internal audit function and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

25.	Review separately with the Corporation’s management, the independent auditor and the internal audit function, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including: (a) difficulties with management’s response; (b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein.

26.	Review any significant disagreement among the Corporation’s management and its independent auditor or the internal auditing department in connection with the preparation of the Corporation’s financial statements.

27.	Review with the independent auditor any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise). Review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

28.	Review with the Corporation’s independent auditor, the internal audit function and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

Oversight of the Corporation’s Internal Audit Function

29.	Review and approve the appointment, replacement, reassignment or dismissal of persons serving the internal audit function.

30.	Review the regular internal reports to management prepared by the internal audit function, as well as any responses from management.

31.	Discuss with the independent auditor the internal audit function’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit function’s activities.

Other Matters

32.	Prepare the report of the Audit Committee required by the SEC to be included in the Corporation’s annual proxy statement.

33.	Review with management and the internal audit function the adequacy of internal controls over financial reporting, and any significant deficiencies relating to such internal controls.

34.	Be available to the independent auditor during the year, as may be requested by the independent auditor.

35.	Perform any other activities consistent with this Charter, the Certificate of Incorporation, the Bylaws of the Corporation and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.    MEETINGS

The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but shall meet at least four times annually. Following each meeting, the Audit Committee shall report its activities to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

The Audit Committee shall also meet on a regular basis in executive session without the presence of management. Periodically and as necessary, the Audit Committee shall meet with members of the Corporation’s management, independent auditors and independent audit function in separate executive sessions.

In addition, the Chairman of the Audit Committee may meet in person or by telephone with the Corporation’s independent auditors and the Corporation’s Chief Executive Officer and Chief Financial Officer on an interim basis to review aspects of the Corporation’s financial statements.

VII.    LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Corporation’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

VIII.    CONSISTENCY WITH CERTIFICATE

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Certificate of Incorporation, the Bylaws of the Corporation or any applicable law or regulation, the Certificate of Incorporation or the Bylaws or the law or regulation, as appropriate, shall fully control.

IX.    CERTIFICATION

This Fourth Amended and Restated Audit Committee Charter was duly approved and adopted by the Board of the Corporation on this 15th day of April, 2005.

J. Jaye Free
Vice President and Secretary

THE FOREGOING AUDIT COMMITTEE CHARTER SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL,” OR TO BE “FILED” WITH THE SEC UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, OR BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY PRIOR OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT THE AUDIT COMMITTEE CHARTER BE TREATED AS SOLICITING MATERIAL, OR SPECIFICALLY INCORPORATES THE AUDIT COMMITTEE CHARTER BY REFERENCE.

APPENDIX B

MANTECH INTERNATIONAL CORPORATION

AMENDED AND RESTATED CHARTER OF THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Board of Directors has established a Compensation Committee for the purpose of reviewing, determining and approving, on behalf of the Board of Directors, all forms of compensation to be provided to the Company’s executive officers and directors, and stock compensation to be provided to all employees. The Board of Directors has authorized this Charter setting forth the responsibilities and functions of the Compensation Committee.

Membership

The Compensation Committee shall be comprised of at least three members of the Board of Directors, all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. (“Nasdaq”), as well as any additional independence rules applicable to compensation committees that are established pursuant to any applicable law, rule or regulation. Compensation Committee members shall also qualify as “outside directors” under Section 162(m) of the Internal Revenue Code and “non-employee directors” under Section 16 of the Securities Exchange Act of 1934, as amended.

The members of the Compensation Committee shall be appointed annually by, and serve at the pleasure and discretion of, the Board of Directors. A Compensation Committee member may be removed at any time, with or without cause, by the Board of Directors. Unless a Chairperson is appointed by the Board of Directors, the members of the Compensation Committee may designate a Chairperson by majority vote of the full Compensation Committee membership. The Compensation Committee shall have the authority to delegate certain responsibilities to subcommittees of the Compensation Committee, if the Compensation Committee determines that such delegation is in the best interest of the Company and is otherwise allowable by law or regulation.

Compensation Committee Responsibilities

The Compensation Committee shall be responsible for overseeing the determination, implementation and administration of the remuneration (including compensation, benefits, bonuses, perquisites and equity compensation) of all directors and executive officers of the Company. The Compensation Committee shall be responsible for remuneration of other Company employees only with respect to reviewing and approving all equity compensation to be paid and administering the Company’s stock-based compensation plans. Such responsibilities shall include the following:

(1)	To determine the compensation of the chief executive officer of the Company. In connection with this responsibility, the Compensation Committee may, as it deems appropriate, (a) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation package, (b) establish a procedure for evaluating the Chief Executive Officer’s performance, (c) annually evaluate such performance in light of the goals and objectives, and (d) annually review and set the base salary and other annual and long-term compensation of the Chief Executive Officer. In no event will the Chief Executive Officer be present during voting or deliberations in connection with clause (d) of this paragraph.

(2)

To determine the compensation of the Company’s other executive officers. In connection with this responsibility, the Compensation Committee may, as it deems appropriate, (a) review and approve goals and objectives relevant to an executive officer’s compensation package, (b) establish a procedure for evaluating an executive officer’s performance, (c) annually evaluate such performance in light of the goals and objectives, and (d) annually review and set the base salary and other annual and long-term compensation of the executive officer.

(3)	To evaluate the total compensation paid to executive officers, including base salary, annual incentives, long-term incentives, retirement plans, perquisites and all other compensation payable in the ordinary course and under any applicable special circumstances.

(4)	To consider and make recommendations to the Board of Directors with respect to compensation and other benefits for members of the Board of Directors.

(5)	To administer the stock-based compensation, incentive and benefit plans of the Company that have been, or may in the future be, adopted by the Company and that require (by their terms or by law or regulation) the administration by the Compensation Committee or a committee of independent directors.

(6)	To make grants under, interpret, oversee and otherwise administer the Company’s Management Incentive Plan (the “MIP”). If allowed by applicable laws, rules and regulations, the Compensation Committee may permit designated executive officers (together, the “Management Compensation Subcommittee”) to determine long-term incentive awards in the form of stock options or incentive stock for the Company’s non-executive officers pursuant to the MIP and the Company’s comprehensive compensation policy.

(7)	To prepare a report (to be included in the Company’s proxy statement) describing (a) the criteria on which compensation paid to the chief executive officer for the last completed fiscal year is based, (b) the relationship of such compensation to the Company’s performance, and (c) the Compensation Committee’s executive compensation policies applicable to executive officers, specifically addressing the other “named executive officers” included in the proxy statement.

(8)	To adopt (and subsequently review and assess, on an annual basis, the adequacy of) a compensation philosophy, which contains the core principles of the Company’s compensation programs for executives.

(9)	To review periodically the operation of the Company’s executive compensation programs to ensure the achievement of its intended purposes.

(10)	To establish such policies from time to time as it deems appropriate regarding the delegation of authority to executive officers.

(11)	To review and assess, on an annual basis, the adequacy of this charter, and recommend any desired changes to the Board of Directors for approval.

In fulfilling these responsibilities, the Compensation Committee may obtain the advice and assistance of Company management or in-house counsel, and may select, retain and replace compensation consultants, legal advisors, or other professionals, as it deems appropriate.

Meetings and Reports

The Compensation Committee shall meet at least annually, or more frequently as the Chairperson of the Compensation Committee or Chairman of the Board may direct. Independent directors may attend any Compensation Committee meeting. Non-independent directors, management or other persons may attend Compensation Committee meetings only at the invitation of the Chairperson of the Compensation Committee; provided, however, that at each Compensation Committee meeting, the Compensation Committee shall have the opportunity to meet in executive session, without any members of management, non-independent directors or other persons present.

The Compensation Committee will be governed by the same rules that are applicable to the Board of Directors (including rules related to telephonic meetings, notice, waiver of notice, quorum, voting and action without a meeting).

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Compensation Committee may designate a secretary to take the minutes, and the secretary need not be a member of the Compensation Committee. At each regularly scheduled meeting of the Board of Directors, the Chairperson of the Compensation Committee will provide the Board of Directors with a report of any activities or proceedings of the Compensation Committee.

Last reviewed and amended by the Board of Directors on February 22, 2005.

THE FOREGOING COMPENSATION COMMITTEE CHARTER SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL,” OR TO BE “FILED” WITH THE SEC UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, OR BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY PRIOR OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT THE COMPENSATION COMMITTEE CHARTER BE TREATED AS SOLICITING MATERIAL, OR SPECIFICALLY INCORPORATES THE COMPENSATION COMMITTEE CHARTER BY REFERENCE.

APPENDIX C

MANTECH INTERNATIONAL CORPORATION

CHARTER OF THE NOMINATIONS COMMITTEE

OF THE BOARD OF DIRECTORS

Pursuant to the Delaware General Corporation Law and the Company’s bylaws, the Board of Directors has established a Nominations Committee for the purpose of (a) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and (b) recommending persons for the Board of Directors to select as nominees for election as directors of the Company. The Board of Directors has authorized this charter setting forth the responsibilities and functions of the Nominations Committee.

Membership, Appointment and Authority

The Nominations Committee shall be comprised of at least three members of the Board of Directors, each of whom shall be an “independent director,” as such term is defined in the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc., as well as any additional independence rules applicable to nominations committees that are established by governing law or regulation.

The members of the Nominations Committee shall be appointed annually by, and serve at the pleasure and discretion of, the Board of Directors. A Nominations Committee member may be removed at any time, with or without cause, by the Board of Directors. Unless a chairperson is appointed by the Board of Directors, the members of the Nominations Committee may designate a chairperson by majority vote of the full Nominations Committee membership. The Nominations Committee may delegate any part of its responsibilities to subcommittees of the Nominations Committee, so long as the Nominations Committee determines that such delegation is in the best interest of the Company and is otherwise allowable by law or regulation.

Nominations Committee Responsibilities

The Nominations Committee shall have the following duties and responsibilities:

(1)	Identify New Director Candidates. The Nominations Committee shall identify individuals qualified to become members of the Board of Directors and recommend candidates to the Board of Directors to fill new or vacant positions. In recommending candidates, the Nominations Committee shall consider such factors as it deems appropriate, consistent with criteria approved by the Board of Directors. Among the other factors that it may consider, the Nominations Committee shall consider the candidate’s integrity, character, judgment, and skill, as well as the interplay of the candidate’s experience and skills with those of other members of the Board of Directors.

(2)	Stockholder Recommendations. The Nominations Committee shall adopt a formal policy regarding the consideration of director nominations submitted by stockholders. The Nominations Committee shall communicate to the Company’s stockholders any method it adopts for stockholders to recommend director nominees for the Nominations Committee’s consideration, pursuant to applicable law or regulation. The Nominations Committee shall also review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board of Directors regarding, director nominations submitted by stockholders.

(3)	Evaluate Incumbent Directors. The Nominations Committee shall evaluate whether an incumbent director should be nominated for re-election to the Board of Directors.

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(4)	Annual Review. The Nominations Committee shall review and assess, on an annual basis, the adequacy of this charter, and recommend any desired changes to the Board of Directors for approval.

(5)	Other Delegated Duties or Responsibilities. The Nominations Committee shall perform any other duties or responsibilities delegated to the Nominations Committee by the Board of Directors from time to time.

Meetings and Reports; Resources

The Nominations Committee shall meet at least annually, or more frequently as the chairperson of the Nominations Committee or Chairman of the Board may direct, and as is necessary or desirable to carry out its responsibilities under this charter. The Nominations Committee may request any director, officer or employee of the Company, or any representative of the Company’s advisors, to attend a meeting.

The Nominations Committee will be governed by the same rules that are applicable to the Board of Directors (including rules related to telephonic meetings, notice, waiver of notice, quorum, voting and action without a meeting).

The Nominations Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Nominations Committee may designate a secretary to take the minutes, and the secretary need not be a member of the Nominations Committee. The chairperson of the Nominations Committee will report its activities or proceedings at the meeting of the Board of Directors next following each meeting of the Nominations Committee, so that the Board of Directors is kept fully informed of the Nominations Committee’s activities on a current basis.

The Nominations Committee shall have appropriate resources and authority to discharge its responsibilities, including the authority and funding to retain (and terminate) any search firm to assist in the identification of director candidates. The Nominations Committee may also retain other advisors or consultants to assist it in carrying out its responsibilities.

Reviewed and adopted by the Board of Directors on June 23, 2004.

THE FOREGOING NOMINATIONS COMMITTEE CHARTER SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL,” OR TO BE “FILED” WITH THE SEC UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, OR BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY PRIOR OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT THE NOMINATIONS COMMITTEE CHARTER BE TREATED AS SOLICITING MATERIAL, OR SPECIFICALLY INCORPORATES THE NOMINATIONS COMMITTEE CHARTER BY REFERENCE.

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MANTECH INTERNATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—JUNE 8, 2005

(This Proxy is solicited by the Board of Directors of the Company)

The undersigned stockholder of ManTech International Corporation hereby appoints George J. Pedersen and Robert A. Coleman, or either of them, his/her true and lawful agents and proxies, each with full power of substitution, to represent and to vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of ManTech International Corporation to be held at The Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, VA 22033, on Wednesday, June 8, 2005 at 11 a.m. (EDT).

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED “FOR ALL NOMINEES” WITH RESPECT TO THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP IN PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

MANTECH INTERNATIONAL CORPORATION

The Board of Directors recommends a vote “FOR ALL NOMINEES” for directors in proposal 1 and

“FOR” proposal 2.

Please sign, date and return promptly in the enclosed envelope.

Please mark your vote in blue or black ink as shown here ■

1.	PROPOSAL 1—Election of Directors

❒ FOR all nominees

❒ WITHHOLD AUTHORITY for all nominees.

❒ FOR ALL EXCEPT (See instructions below).

NOMINEES:

❒ George J. Pedersen	❒ Richard J. Kerr
❒ Barry G. Campbell	❒ Stephen W. Porter
❒ Walter R. Fatzinger, Jr.	❒ Ronald R. Spoehel
❒ David E. Jeremiah	❒ Paul G. Stern

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here ■

2.	PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

❒ FOR                         ❒ AGAINST                         ❒ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, in which Proposals 1 and 2 are fully explained.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature:	Signature (if held jointly):	Date:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.